Sunterra Acknowleges It Is in Discussions With Diamond Resorts

LAS VEGAS, NV -- 03/09/2007 -- Sunterra Corporation (PINKSHEETS: SNRR) today acknowledged, in response to a story issued by The Wall Street Journal, it is in discussions with Las Vegas-based Diamond Resorts, LLC regarding the possible acquisition of Sunterra, however, the company said it has not signed an agreement.

There can be no assurance that any transaction will occur or, if undertaken, the terms or timing of such a transaction.

Sunterra said it will make no further comments at this time.

About Sunterra

Sunterra is one of the world's largest vacation ownership companies with more than 324,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operation, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and December 31, 2006, and its Form 10-K for the fiscal year ended September 30, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of the completion of a re-audit by the new independent registered public accounting firm; (4) the effects of the delisting of the Company's common stock from The Nasdaq National Market and removal of the Company's warrants from the OTC Bulletin Board and the quotation of the Company's common stock and warrants in the "Pink Sheets," including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and material weaknesses in internal control over financial reporting; (6) the effects of any filed or future class action and derivative or other lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the outcome of any legal or administrative proceedings, including the institution of administrative, civil injunctive or criminal proceedings involving the Company as well as current or former employees of the Company, and the imposition of fines and other penalties, remedies or sanctions arising out of such proceedings (including any domestic or foreign investigations or inquiries); (8) potential costs resulting from indemnity obligations of the Company to its officers and directors named in any lawsuits or governmental investigations; (9) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (10) the effects of new accounting pronouncements; (11) the effects personnel changes may have on the Company's business; (12) the undertaking of any transaction or transactions resulting from its Board of Directors' decision to sell Sunterra Europe and its consideration of strategic alternatives with respect to Sunterra, and there can be no assurance that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction or transactions; (13) the potential reclassification by any taxing authority of the Company's independent sales agents as employees, rather than independent contractors, and the decision of such taxing authorities to hold the Company liable for back payroll taxes, which could have a material adverse effect on the Company; and (14) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Sunterra
(702) 804-8600